UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 17, 2012

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619		41-0691607
(Commission File Number)		(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN		55362
(Address Of Principal Executive Offices)		(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6, and 7 are not applicable and therefore omitted.

Item 2.02	Results of Operations and Financial Condition.

WSI Industries, Inc. (the “Company”) issued a press release on October 17, 2012 disclosing material non-public information regarding its results of operations for the fourth quarter and fiscal year ended August 26, 2012.  The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adjustments to Base Salaries for 2013

On October 17, 2012, the Company’s Compensation Committee set the annual base salaries for the Company’s executive officers effective October 22, 2012.  The Company’s executive officers are Benjamin T. Rashleger, President and Chief Executive Officer, and Paul D. Sheely, Chief Financial Officer.  Mr. Rashleger’s annual base salary will be increased to $240,000 and Mr. Sheely’s base salary will be increased to $146,500.

Adoption of 2013 Incentive Plan

On October 17, 2012, the Company’s Compensation Committee recommended, and the Board of Directors approved, the 2013 Incentive Plan (the “2013 Incentive Plan”) for the Company’s executive officers and other members of management.  The Compensation Committee also approved the bonus that may be earned by executive officers under the 2013 Incentive Plan, as a percentage of the executive officer’s salary, and the performance goals under the 2013 Incentive Plan.

Under the 2013 Incentive Plan, Messrs. Rashleger and Sheely are eligible for a target bonus based on a percentage of his respective base salary.  Mr. Rashleger’s target bonus is equal to 60% of his base salary and Mr. Sheely’s target bonus is equal to 45% of his base salary.  The Compensation Committee established minimum, target and maximum performance goals relating to adjusted pre-tax income and value-add sales in fiscal year 2013 as compared to fiscal year 2012 using a matrix.  The Company’s fiscal year 2013 performance as compared to the matrix of goals established by the Compensation Committee relating to adjusted pre-tax income and value-add sales will determine the factor to be applied to each executive officer’s target bonus percentage.  Under the 2013 Incentive Plan, adjusted pre-tax income is defined as pre-tax income excluding incentive compensation expense and value-add sales is defined as sales excluding any outside services or purchased materials.

The target bonus factor will be adjusted if the Company’s fiscal year 2013 performance exceeds or is less than the target level, up to 1.8 times the target bonus at the maximum level and reduced to 0.2 times the target bonus at the minimum level.  If achievement as to any particular performance goal is between two defined amounts in the matrix, the bonus factor will be interpolated.  Achievement of the performance goals at less than target level will result in decreasing incentive amounts under the matrix until the achievement fails to meet the minimum performance goals under the matrix, at which point the participant is entitled to no incentive payment under the matrix.

Mr. Sheely also has certain departmental goals, which were determined by the Compensation Committee.  His bonus opportunity under the 2013 Incentive Plan is weighted 50% to the Company performance matrix described above and 50% to multiple defined departmental goals, with each departmental goal variably weighted towards the 50%.  The Compensation Committee will determine Mr. Sheely’s achievement of the departmental goals, which may be achieved in part or in whole.  Mr. Rashleger, as the Company’s CEO, does not have departmental goals and his bonus is based solely on the Company performance matrix described above.

Payouts of the cash bonus under the 2013 Incentive Plan will be made following the Compensation Committee’s determinations at the end of the fiscal year to those executive officers who continue to be employed as of the end of the fiscal year.

The following table shows the bonus that may be earned under the 2013 Incentive Plan by each executive officer as a percentage of his respective annual base salary:

Name of Executive	% of Salary For FY 2013 Performance at Plan Target	% of Salary For FY 2013 Performance at Plan Maximum
Benjamin T. Rashleger	60%	108%

Paul D. Sheely (1)	45%	81%

(1) For Mr. Sheely, “target” and “maximum” each assume achievement of all departmental goals under the 2013 Incentive Plan.

Payouts under 2012 Executive Bonus Program

On October 17, 2012, the Company’s Compensation Committee determined the achievement and payout to executive officers under the Company’s 2012 Executive Bonus Program that was adopted on October 20, 2011 (the “2012 Program”).  Under the 2012 Program, the bonuses to participants were determined based on achievement relating to return on assets for fiscal year 2012.  Depending on the Company’s achievement under the 2012 Program, bonuses are paid to Messrs. Rashleger and Sheely in cash and in lapse of restrictions on performance based restricted stock granted on October 24, 2011.

The Company’s return on assets for fiscal year 2012 exceeded the target amount, but was less than the maximum level.  Accordingly, under the Company’s 2012 Program, the Company will pay Mr. Rashleger and Mr. Sheely a cash bonus of $125,862 and $70,100, respectively, or approximately 60% and 50% of the officer’s annual base salary earned during fiscal year 2012, respectively.  Because the return on assets exceeded the target amount, but was less than the maximum level, each officer forfeited a pro-rated number of shares of performance based restricted stock granted in connection with the 2012 Program, effective as of October 17, 2012.  Accordingly, Messrs. Rashleger and Sheely forfeited 7,266 and 4,743 shares of performance based restricted stock, respectively, and retained 402 and 261 shares, respectively, all of which represents shares of performance based restricted stock originally granted on October 24, 2011 plus dividends paid in additional shares.  The restrictions on one-third of the retained shares of performance based restricted stock will lapse on the payout date of bonuses under the 2012 Program and restrictions on one-third of the retained shares will lapse on each of the 12-month and 24-month anniversary of this first lapse date.

Item 8.01	Other Events.

On October 17, 2012, the Company’s Board of Directors declared a dividend of $0.04 per share payable November 15, 2012 to holders of record on November 1, 2012.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

99.1	Press Release issued on October 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer

Date:   October 22, 2012